UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2005

Commission File Number 1-5097

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201-0591 (Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 18, 2005, in response to a comment raised by the staff of the Securities and Exchange Commission (“SEC”) concerning Johnson Controls, Inc.’s (the “Company’s”) segment disclosure, the Audit Committee of the Board of Directors and management of the Company concluded that the Company’s financial statements for the years ended September 30, 2004, 2003 and 2002 and as of and for the three month periods ended December 31, 2004 and 2003 and March 31, 2005 and 2004 and for the six month periods ended March 31, 2005 and 2004 will be restated and such financial statements should no longer be relied upon. The restatement will revise the segment information included in the aforementioned financial statements.

As the restatement relates only to the disclosure of the Company’s segment information, the previously reported amounts in the Consolidated Statement of Income, including Net Sales, Operating Income, Net Income and Earnings Per Share, will remain unchanged. In addition, the restatement has no effect on the Consolidated Statement of Financial Position, Cash Flows, or the liquidity of the Company. Management believes that the restated segment information will be beneficial to investors by providing greater detail about the Company’s automotive operations. The Company has concluded, subject to review by the SEC, that its restated financial statement disclosures will revise the Company’s historical presentation of our two reportable segments, the Controls Group and Automotive Group, into five reportable segments. The restated segments will not change the reporting of the Controls Group, but will disaggregate the Automotive Group into four reportable segments: Seating & Interiors – North America, Seating & Interiors – Europe, Seating & Interiors – Asia, and the Battery Group, in accordance with Statement of Financial Accounting Standard No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”).

In view of this restatement for the respective periods referenced above, the Company had ineffective controls over the determination of its reportable segments as required by SFAS 131 and, as a result, a material weakness existed in our internal control over financial reporting disclosures. We have taken a series of steps designed to improve the control processes regarding the SFAS 131 requirements for reportable segment disclosures. Specifically, key personnel involved in our financial reporting process have enhanced the controls by which the SFAS 131 authoritative guidance will be monitored and applied on a regular basis. The Company has revised its monthly reporting package used by the chief operation decision maker and will now require the Company’s Disclosure Committee to review its segment reporting on a quarterly basis. The corrective actions have been taken and the Company’s management believes the identified deficiencies in our disclosure controls and procedures will be remediated.

The Company’s management and the Audit Committee of the Board of Directors have discussed the matters disclosed in this current report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
By:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer

Date: July 21, 2005

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